UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:                                      :

OGDEN NEW YORK SERVICES, INC., et al.,      :  Chapter 11

                                            : Case Nos.  02-40826 (CB), et al.
    Debtors and Debtors in Possession.
                                              Jointly Administered

                                            :

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              FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER UNDER
            11 U.S.C. SECTION 1129 AND RULE 3020 OF THE FEDERAL RULES
                     OF BANKRUPTCY PROCEDURE CONFIRMING THE
                          DEBTORS' SECOND JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE



         Upon the Debtors' Second Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code, dated as of March 2, 2004 (including all amendments and modifications thereof and exhibits thereto and the Reorganization Plan Supplement (Docket No. 3460) filed in connection therewith, the "Second Reorganization Plan" or "Plan") (Docket No. 3558), filed with this Court by Covanta Energy Corporation and those of its affiliates set forth on Exhibit A annexed hereto, debtors and debtors in possession (collectively, the "Reorganizing Debtors" and together with all the above captioned entities, the "Debtors")1; and upon the Second Disclosure Statement With Respect To Reorganizing Debtors' Second Joint Plan Of Reorganization And Liquidating Debtors' Second Joint Plan Of Liquidation Under Chapter 11 Of The Bankruptcy Code, dated as of January 14, 2004 (Docket No. 3313) (the "Second Disclosure Statement"); and upon the Second Short-Form Disclosure Statement With Respect To Reorganizing Debtors' Second Joint Plan Of Reorganization And Second Joint Plan of Liquidation Under Chapter 11 Of The Bankruptcy Code (Docket No. 3316) (the "Second Short-Form Disclosure Statement"); and upon the First Supplemental Disclosure Statement With Respect To Reorganizing Debtors' Second Joint Plan Of Reorganization Relating To Distributions Among Holders Of Subclass 3A Claims (Docket No. 3398); and upon the Notice of Proposed Directors and Officers of Reorganized Debtors (Docket No. 3448) (as amended, the "Directors and Officers Disclosure"); and upon the Revised Designation of Debtors and Debtors in Possession Under the Second Reorganization Plan and the Second Liquidation Plan ("Revised Designation of Debtors") (Docket No. 3459); and upon the Notice of Removal of Debtors From the Second Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code ("Notice of Removal of Debtors") (Docket No. 3475); and upon the hearing before this Court on January 14, 2004 to consider approval of the Second Disclosure Statement and the Second Short-Form Disclosure Statement and the notice procedures with respect thereto; and upon the Order entered on January 14, 2004 (Docket No. 3274) approving the Second Disclosure Statement, the Second Short-Form Disclosure Statement, and approving the notice procedures, the record date and voting, balloting and solicitation procedures with respect thereto, among other things (the "Disclosure Materials and Balloting Procedures Order"); and it appearing from the affidavits of mailing and publication filed with this Court (Docket Nos. 3435 and 3519) that copies of the Second Disclosure Statement (including the Second Reorganization Plan, annexed thereto as Exhibit
A), the Second Short-Form Disclosure Statement and Notice of the Confirmation Hearing (the "Confirmation Hearing Notice") were transmitted to the holders of Claims against and Equity Interests in the Reorganizing Debtors and other parties in interest as required by the Disclosure Materials and Balloting Procedures Order, and such transmissions at such time being due and adequate notice under the circumstances, and that notice of the Confirmation Hearing was published in the manner required by the Disclosure Materials and Balloting Procedures Order and such notice being sufficient under the circumstances and no further notice being required; and upon the Disclosure Materials and Balloting Procedures Order fixing February 23, 2004 at 4:00 p.m. (Prevailing Eastern Time) as the deadline for the filing of objections to confirmation of the Second Reorganization Plan; and based upon (i) the Court's review of the Certification of Dalmau Garcia With Respect to the Ballots Accepting or Rejecting the Debtors' Second Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code and the Affidavit of Bridget Gallerie of Bankruptcy Services LLC attached thereto as Exhibit A (Docket No. 3534), filed on February 27, 2004 (the "Voting Affidavit"), (ii) the Memorandum of Law in Support of Confirmation of Reorganizing Debtors' Second Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (Docket No. 3546), (iii) the Affidavits of Anthony J. Orlando (Docket No. 3548) (the "Orlando Affidavit") and Matthew R. Rosenberg (Docket No. 3547) (the "Rosenberg Affidavit") in support of confirmation of the Second Reorganization Plan filed by the Debtors on March 1, 2004; and a hearing to consider confirmation of the Second Reorganization Plan having been held before this Court commencing on March 3, 2004 (the "Confirmation Hearing"); and upon the objections and responses filed against the Second Reorganization Plan; and upon the full and complete record of the Confirmation Hearing, including without limitation the exhibits presented and the testimony, whether direct or by proffer, accepted into evidence, and all matters and proceedings heretofore part of the record in these cases; and for the reasons set forth on the record by the Court; and after due deliberation and sufficient cause appearing therefor;


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1    Unless otherwise defined herein or as otherwise indicated herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Second Reorganization Plan, a copy of which is annexed hereto as Exhibit "B." Any term used in the Second Reorganization Plan or this Confirmation Order that is not defined in the Second Reorganization Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules.

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW
                  IT IS HEREBY FOUND AND DETERMINED THAT:



                  A. Pursuant to Rule 7052 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.

                  B. Paragraph headings or captions are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Confirmation Order.

                  C. Jurisdiction and Venue. This Court has jurisdiction over the chapter 11 cases of the Reorganizing Debtors (the "Reorganization Cases") pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Second Reorganization Plan and approval of the Plan Documents is a core proceeding under 28 U.S.C. ss. 157(b)(2), and this Court has exclusive jurisdiction to determine whether the Second Reorganization Plan complies with the applicable provisions of title 11 of the United States Code (the "Bankruptcy Code") and the Bankruptcy Rules and should be confirmed.

                  D. Judicial Notice. This Court takes judicial notice of the docket of the Reorganization Cases, which are jointly administered under Case No. 02-40826 (CB), captioned as In re Ogden New York Services, Inc., et al., and the dockets for each of the adversary proceedings that are related to the Reorganization Cases, in each case maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered, adduced or presented at, the hearings held before the Court during the pendency of the Reorganization Cases, including the following:

                            (i) The above-captioned chapter 11 cases involve
proceedings with respect to 146 affiliated Debtors, 80 of which are the subject of the Second Reorganization Plan. Each of the Reorganizing Debtors is an eligible debtor under section 109 of the Bankruptcy Code and has operated its business and managed its properties as a debtor in possession pursuant to section 1108 of the Bankruptcy Code. No trustee or examiner has been appointed pursuant to section 1104 of the Bankruptcy Code in connection with the Reorganization Cases.

                            (ii) On December 2, 2003, the Debtors entered into
an agreement with Danielson Holding Corporation (the "Plan Sponsor") pursuant to which the Plan Sponsor, subject to Court approval, agreed to purchase for aggregate cash consideration of approximately $29.8 million 100% of the equity in Reorganized Covanta in connection with the proposed Second Reorganization Plan pursuant to the terms of the Investment and Purchase Agreement.

                            (iii) On December 17, 2003, the Court entered an
Order (Docket No. 3084) (the "DHC Transaction Order") authorizing the Reorganizing Debtors to (i) reimburse the Plan Sponsor for certain expenses incurred in connection with the due diligence, negotiation and formulation of the Investment and Purchase Agreement and the Second Reorganization Plan, (ii) pay the Plan Sponsor a termination fee in the event that the transactions contemplated under the Investment and Purchase Agreement and the Second Reorganization Plan are not consummated and the Investment and Purchase Agreement is terminated, and (iii) provide protection to the Plan Sponsor in the form of an exclusivity undertaking set forth in the Investment and Purchase Agreement pursuant to which the Debtors agree not to solicit, initiate, engage or participate in discussions or negotiations with any person or entity regarding an alternative transaction or plan of reorganization, subject to certain exceptions and in each case as more particularly described in the DHC Transaction Order.

                            (iv) On December 18, 2003, the Reorganizing Debtors
filed the Second Reorganization Plan and Second Disclosure Statement with respect to the Second Reorganization Plan that contemplates, among other things, the sale of 100% of the equity of Reorganized Covanta to the Plan Sponsor pursuant to the Investment and Purchase Agreement for aggregate cash consideration of $29.8 million.

                            (v) Simultaneously with filing the Second
Reorganization Plan, on December 18, 2003, the Liquidating Debtors filed their Second Joint Plan of Liquidation Under Chapter 11 Of The Bankruptcy Code (as amended and revised, the "Second Liquidation Plan") that contemplates the liquidation of 60 of the affiliated Debtors. This Court has entered a confirmation order with respect to the Second Liquidation Plan dated as of the date hereof.

                            (vi) On January 14, 2004, the Court entered the
Disclosure Materials and Balloting Procedures Order, thereby approving the adequacy of the Second Disclosure Statement.

                            (vii) Pursuant to the Second Reorganization Plan,
the Reorganizing Debtors retained the right to designate additional Debtors as Reorganizing Debtors or to remove certain Reorganizing Debtors from being designated as such at any time prior to ten days prior to the Confirmation Hearing. Consistent with the reservation of rights in the Second Reorganization Plan, on February 18, 2004, the Debtors filed the Revised Designation of Debtors and the Notice of Removal of Debtors modifying the designation of the Reorganizing Debtors.

                            (viii) As of the Effective Date, the following six
(6) affiliated Debtors will remain debtors-in-possession under the jurisdiction of this Court, subject to resolution of certain ongoing disputes: Covanta Lake II, Inc. Covanta Warren Energy Resource Co., L.P., Covanta Equity of Stanislaus, Inc., Covanta Equity of Alexandria/Arlington, Inc., Covanta Tampa Construction, Inc. and Covanta Tampa Bay, Inc. (together, the "Continuing Debtors").

                            (ix) On June 27, 2002, the Court entered an Order
(Docket No. 607) (the "Chilmark Retention Order") authorizing the retention of Chilmark Partners, LLC as Investment Bankers for the Debtors pursuant to the terms of an agreement (the "Chilmark Agreement") providing, among other things, for the payment of a Restructuring Fee (as such term is defined pursuant to the Second Disclosure Statement) upon confirmation of a plan of reorganization for the Debtors, subject to the terms and conditions of the Chilmark Retention Order.

                            (x) On May 15, 2002, the Court entered an Order
(Docket No. 311) (the "DIP Order") authorizing the Debtors to provide adequate protection to the Prepetition Secured Parties (as defined in the DIP Order) by making payment, among other things, of reasonable fees to the financial advisor retained by the Bondholders Committee. On March 27, 2003, the Court entered an Order (Docket No. 1394) pursuant to which Jefferies & Company was substituted in as financial advisor to the Bondholders Committee. By understanding between the Bondholders Committee and the Reorganizing Debtors, the Reorganizing Debtors have agreed to pay Jefferies a confirmation fee on the Effective Date in the amount of $650,000 (the "Confirmation Fee") in connection with the Reorganizing Debtors' obligations under the DIP Order.

                            (xi) On November 21, 2003, the Court entered an
Order (Docket No. 2809) (the "Heber Confirmation Order") confirming the Third Amended Heber Reorganization Plan with respect to six (6) of the affiliated Debtor entities, entry of which constitutes a condition precedent for confirmation of the Second Reorganization Plan.

                            (xii) On March 3, 2004, the Court commenced the
Confirmation Hearing where the Court considered confirmation of the Second Reorganization Plan.

                  E. Transmittal and Service of Notices. Notice of the Confirmation Hearing and the relevant deadlines for submission of objections, as prescribed by this Court in the Disclosure Materials and Balloting Procedures Order, has been provided and is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules. Additionally, the Second Disclosure Statement and Second Reorganization Plan, which were transmitted and served as set forth in the Affidavits of Mailing of Mariah Martin dated February 4, 2004 (Docket No. 3435) and of Julia Bealler dated February 13, 2004 (Docket No. 3519), are hereby deemed to have been transmitted and served in compliance with the Disclosure Materials and Balloting Procedures Order and the Bankruptcy Rules. Such transmittal and service was adequate and sufficient, and no other or further notice of such materials shall be required. Publication of the Confirmation Hearing Notice as set forth in the Notices of Filing of Certificate of Publication, dated February 3, 2004 and February 4, 2004 (Docket Nos. 3369 and
3386), was adequate and sufficient and no other or further notice shall be required.

                  F. Solicitation. Solicitation of votes on the Second Reorganization Plan was conducted in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Second Disclosure Statement, the Disclosure Materials and Balloting Procedures Order, all other applicable provisions of the Bankruptcy Code, and all other rules, laws and regulations.

                  G. Ballots and Tabulation. All procedures used to distribute solicitation materials to the applicable holders of Claims and to tabulate ballots were fair and properly conducted in accordance with the Disclosure Materials and Balloting Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the Bankruptcy Court for the Southern District of New York, and all other applicable rules, laws and regulations. On February 27, 2004 the Debtors filed the Voting Affidavit, certifying the method and results of the ballot tabulation for each of the voting Classes under the Second Reorganization Plan.

                  H. Burden of Proof. The Reorganizing Debtors, as proponents of the Second Reorganization Plan, have the burden of proving the elements of section 1129 of the Bankruptcy Code by a preponderance of the evidence. The Reorganizing Debtors have satisfied this burden.

                  I. Compliance with Section 1129(a)(1) of the Bankruptcy Code. The Second Reorganization Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

                            (i) Proper Classification. The classification scheme
of Claims and Equity Interests under the Second Reorganization Plan is reasonable. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Second Reorganization Plan. Claims or Equity Interests in each Class are substantially similar to other Claims or Equity Interests in such Class, and the Second Reorganization Plan therefore satisfies the requirements of section 1122(a) of the Bankruptcy Code.

                            (ii) Designation of Classes. The Second
Reorganization Plan properly designates Classes of Claims and Equity Interests in accordance with the applicable provisions of the Bankruptcy Code, including sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                            (iii) Specified Unimpaired Classes. The Second
Reorganization Plan specifies that Classes 1, 2, 5, 11 and 12 are Unimpaired, thereby satisfying the requirements of section 1123(a)(2) of the Bankruptcy Code. Pursuant to section 1126(f) of the Bankruptcy Code, Classes 1, 2, 5, 11 and 12 are deemed to accept the Second Reorganization Plan.

                            (iv) Specified Impaired Classes. The Second
Reorganization Plan specifies that Classes 3, 4, 6, 7, 8, 9, 10 and 13 are Impaired, thereby satisfying the requirements of section 1123(a)(3) of the Bankruptcy Code. Pursuant to section 1126(g) of the Bankruptcy Code, Classes 7, 9, 10 and 13 are deemed to reject the Second Reorganization Plan by virtue of receiving no distributions thereunder.

                            (v) No Discrimination. The Second Reorganization
Plan provides for the same treatment of each Claim or Equity Interest of a particular Class or Subclass, thereby satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

                            (vi) Classification of Certain Secured Claims.
Secured Claims in Subclass 3A (the Secured Bank Claims) and Subclass 3B (the Secured 9.25% Debenture Claims) have been classified together for voting purposes reflecting the fact that Claims in both of these Subclasses are secured by the same prepetition collateral consisting of substantially all of the assets of Covanta and all of its existing and future domestic subsidiaries, to the extent permitted, and by a pledge of 100% of the shares of substantially all of Covanta's existing and future domestic subsidiaries, and 65% of the shares of substantially all of Covanta's foreign subsidiaries. While the Second Reorganization Plan classifies Claims in Subclass 3A and Subclass 3B together for voting purposes, the Claims are placed in separate Subclasses for distribution purposes in order to properly implement redistributions and third party settlements that differently impact the Claims within these separate Subclasses, thereby further satisfying the requirements of section 1123(a)(4) of the Bankruptcy Code.

                            (vii) Implementation of Plan. The Second
Reorganization Plan provides for adequate means for its implementation, including but not limited to the (a) authorization for the Reorganized Debtors to enter into the Investment and Purchase Agreement and to effect all the transactions contemplated thereby, (b) authorization for the Reorganized Debtors to enter into the Exit Financing Agreements and to effect all transactions contemplated thereby, (c) authorization for the Reorganized Debtors to issue the Reorganization Plan Notes in accordance with the provisions of the Second Reorganization Plan, (d) cancellation of certain prepetition debt and the Equity Interests in Covanta, and (e) revesting of the assets of the Reorganizing Debtors in the Reorganized Debtors, subject to the Liens granted under the applicable Exit Financing Agreements or as otherwise contemplated by the Plan Documents. The Second Reorganization Plan therefore satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

                            (viii) Prohibition Against Issuance of Non-Voting
Equity Securities And Provisions For Voting Power Of Classes Of Securities.
Section 6.9 of the Second Reorganization Plan provides that the articles of incorporation of the Reorganized Debtors will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code. Such statutory provisions will be incorporated into the articles of incorporation of the Reorganized Debtors.

                            (ix) Designation of Officers and Directors. The
Debtors have adequately disclosed or otherwise identified the procedures for determining the identities and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of Reorganized Covanta and the other Reorganized Debtors. The appointment or employment of such individuals or entities and their proposed compensation and indemnification arrangements are consistent with the interests of creditors, equity security holders and public policy in accordance with section 1123(a)(7) of the Bankruptcy Code.

                            (x) Additional Plan Provisions. The Second
Reorganization Plan contains no provision that is inconsistent with the applicable provisions of the Bankruptcy Code and therefore satisfies section 1123(b)(6) of the Bankruptcy Code.

                            (xi) Identity of Proponents. In accordance with
Bankruptcy Rule 3016(a), the Second Reorganization Plan is dated and identifies the entities submitting it as proponents.

                  J. Compliance with Bankruptcy Code. The Reorganizing Debtors, as proponents of the Second Reorganization Plan, have complied with each of the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126 of the Bankruptcy Code, and therefore have satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code, as follows: (a) the Reorganizing Debtors are eligible debtors under section 109 of the Bankruptcy Code and proper proponents of the Second Reorganization Plan under section 1121(a) of the Bankruptcy Code; (b) the Reorganizing Debtors have complied with each of the applicable provisions of the Bankruptcy Code, as otherwise provided or permitted by orders of the Court; and (c) the Reorganizing Debtors have complied with each of the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Materials and Balloting Procedures Order in transmitting notices and disclosure and solicitation materials with respect to the Second Reorganization Plan.

                  K. Proposed in Good Faith. The Second Reorganization Plan has been proposed in good faith and not by any means forbidden by law, thereby satisfying the requirements of section 1129(a)(3) of the Bankruptcy Code. In determining that the Second Reorganization Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing and prosecution of the Reorganization Cases and the formulation of the Second Reorganization Plan. The Reorganization Cases were filed, and the Second Reorganization Plan was proposed, with the proper purpose of maximizing the value of the Reorganizing Debtors' estates by providing a means through which the Reorganized Debtors may emerge from chapter 11 as viable, operating enterprises and through which creditors may expeditiously receive Distributions in respect of their Claims.

                  L. Plan Negotiation and Development. The Second Reorganization Plan is the product of extensive, arms' length negotiations among the Debtors, the Plan Sponsor, the Agent Banks, the Informal Committee of 9.25% Debenture Holders (the "Bondholders Committee"), the Committee, and each of their respective counsel and financial advisors, in an effort to obtain a resolution of the issues in these Reorganization Cases and propose a plan of reorganization that would provide the most value to the Debtors' creditors. The Second Reorganization Plan reflects the results of these negotiations and serves the interests of all the Reorganizing Debtors' Estates.

                  M. Incorporation of Terms of Settlement of 9.25% Adversary Proceeding. On August 6, 2002, the Committee commenced an adversary proceeding against the Indenture Trustee (the "9.25% Debentures Adversary Proceeding"), challenging the secured status of the claim of the 9.25% Debenture Holders. As requested by the Debtors and as ordered by the Court (Docket No. 41, Case No. 02-03004-cb), on May 7, 2003, the parties to the 9.25% Debentures Adversary Proceeding commenced a mediation that resulted in an agreement in principle to settle the 9.25% Debentures Adversary Proceeding. Based on the results of the mediation, the Committee proposed a basis in principle to resolve the 9.25% Debentures Adversary Proceeding (the "9.25% Settlement"), which is incorporated into the Second Reorganization Plan. Under the Second Reorganization Plan, each holder of a 9.25% Debenture Claim will be deemed to accept the terms of the 9.25% Settlement, thereby becoming an Accepting Bondholder and agreeing to contribute such Accepting Bondholder's pro rata portion of the aggregate Settlement Distribution for distribution to holders of Class 6 Unsecured Claims as provided for under the Second Reorganization Plan, unless such holder of a 9.25% Debenture Claim specifically elects to opt out of participation in the 9.25% Settlement, thereby becoming a Rejecting Bondholder. The Second Reorganization Plan further provides that in the event that holders of 9.25% Debenture Claims with Claims in excess of $10 million opt out of the 9.25% Settlement, the 9.25% Debentures Adversary Proceeding will continue but only with respect to such Rejecting Bondholders. The terms of the 9.25% Settlement are described in Exhibit 5 to the Second Reorganization Plan. As set forth in the Voting Affidavit, the aggregate amount of Allowed Subclass 3B Claims held by Accepting Bondholders is approximately $104,600,000 and the aggregate amount of Allowed Subclass 3B Claims held by Rejecting Bondholders is approximately $400,000. Therefore, the terms of the 9.25% Settlement are found to be fair and reasonable under the circumstances and binding as between the Accepting Bondholders and the Committee.

                  N. Payments for Services or Costs and Expenses. To the extent required by the Bankruptcy Code, the Bankruptcy Rules or the Orders of this Court, any payments made by the Reorganizing Debtors or to be made by the Reorganized Debtors for services or for costs and expenses in, or in connection with, the Reorganization Cases or the Second Reorganization Plan, including, without limitation, the expense reimbursements contemplated pursuant to the Investment and Purchase Agreement, the Restructuring Fee pursuant to the Chilmark Engagement Agreement and the Confirmation Fee payable to Jefferies upon the Effective Date, have been approved by, or are subject to the approval of, this Court as reasonable. Accordingly, the Second Reorganization Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

                  O. Directors, Officers and Insiders. The Reorganizing Debtors have adequately disclosed or otherwise identified the procedures for determining the identities and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers or directors of Reorganized Covanta and the other Reorganized Debtors. Accordingly, the Second Reorganization Plan complies with the requirements of section 1129(a)(5).

                  P. No Rate Changes. Section 1129(a)(6) of the Bankruptcy Code is satisfied because the Second Reorganization Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction.

                  Q. Best Interests of Creditors. The Second Reorganization Plan satisfies section 1129(a)(7) of the Bankruptcy Code. With respect to each Impaired Class of Claims or Equity Interests, each holder of a Claim against or Equity Interest in the Reorganizing Debtors: (a) has accepted the Second Reorganization Plan; or (b) will receive or retain under the Second Reorganization Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date of the Second Reorganization Plan, that is not less than the amount that such holder would so receive or retain if such Reorganizing Debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date. The liquidation analysis provided in the Second Disclosure Statement and other evidence proffered, adduced or presented at the Confirmation Hearing are persuasive and credible and have not been controverted by other evidence.

                  R. Acceptance by Certain Classes. Classes 1, 2, 5, 11 and 12 are Unimpaired and are deemed to accept the Second Reorganization Plan under section 1126(f) of the Bankruptcy Code. Classes 3, 4, 6, and 8 are Impaired and designated as voting Classes under the Second Reorganization Plan (the "Impaired Voting Classes"). The Impaired Voting Classes have all voted to accept the Second Reorganization Plan and, to the best of the Reorganizing Debtors' knowledge, do not include insiders of the Reorganized Debtors, thus satisfying section 1129(a)(8) of the Bankruptcy Code. Classes 7, 9, 10 and 13 (collectively, the "Rejecting Classes") are Impaired and shall receive no Distributions under the Second Reorganization Plan and therefore are deemed to reject the Second Reorganization Plan under section 1126(g) of the Bankruptcy Code. Although section 1129(a)(8) has not been satisfied with respect to the Rejecting Classes, the Second Reorganization Plan nevertheless is confirmable because it satisfies section 1129(b) of the Bankruptcy Code with respect to those Classes.

                  S. Treatment of Administrative and Priority Claims. The treatment of Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims under Sections 2.2, 2.4 and 4.1, respectively, of the Second Reorganization Plan satisfies the applicable requirements of section 1129(a)(9) of the Bankruptcy Code.

                  T. Acceptance by Impaired Class. Classes 3, 4, 6, and 8 in the Second Reorganization Plan are each Impaired Classes of Claims that have voted to accept the Second Reorganization Plan and, to the best of the Reorganized Debtors' knowledge, do not contain "insiders," thus satisfying section 1129(a)(10) of the Bankruptcy Code.

                  U. Feasibility. The Second Disclosure Statement and the evidence proffered, adduced or presented at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and
(iii) establish that confirmation of the Second Reorganization Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

                  V. Payment of Fees. The fees due and payable by the Reorganized Debtors to the United States Trustee or the Clerk of this Court, as provided under 28 U.S.C. ss. 1930(a)(6), have been paid or shall be paid by the Reorganized Debtors pursuant to Section 13.4 of the Second Reorganization Plan. Thus, the requirements of section 1129(a)(12) of the Bankruptcy Code are satisfied.

                  W. Continuation of Retiree Benefits. As required by section 1129(a)(13) of the Bankruptcy Code, Section 6.11 of the Second Reorganization Plan provides that, following the Effective Date, the payment of all retiree benefits will continue at the currently existing levels, subject to the Reorganizing Debtors or Reorganized Debtors' rights to amend, terminate or modify such plans at any time as permitted by such plans or applicable nonbankruptcy law.

                  X. Fair and Equitable; Confirmation of Plan Over Nonacceptance by Rejecting Classes. Based upon the evidence proffered, adduced or presented by the Reorganizing Debtors at the Confirmation Hearing, the Second Reorganization Plan does not discriminate unfairly and is fair and equitable with respect to the Rejecting Classes, as required by section 1129(b) of the Bankruptcy Code. Thus, the Second Reorganization Plan may be confirmed under section 1129(b) of the Bankruptcy Code even if Debtors fail to satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Rejecting Classes because (i) all of the requirements of section 1129(a) of the Bankruptcy Code, other than section 1129(a)(8) with respect to such Classes, have been met, and (ii) with respect to the Rejecting Classes, no holders of Claims or Equity Interests junior to the holders of such Classes will receive or retain any property under the Second Reorganization Plan on account of such Claims or Equity Interests.

                  Y. Principal Purpose. No party in interest that is a governmental unit has requested that the Court not confirm the Second Reorganization Plan on the grounds that the principal purpose of the Second Reorganization Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933, 15 U.S.C. ss. 77e, and the principal purpose of the Second Reorganization Plan is not such avoidance. Accordingly, the Second Reorganization Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

                  Z. Modifications to the Plan. To the extent the terms of this Confirmation Order may be construed to constitute modifications to the Second Reorganization Plan (the "Reorganization Plan Modifications"), such Reorganization Plan Modifications do not materially or adversely affect or change the treatment of any Claim against or Equity Interest in any Reorganizing Debtor. Accordingly, pursuant to Bankruptcy Rule 3019, the Reorganization Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the solicitation of acceptances or rejections under section 1126 of the Bankruptcy Code. Disclosure of the Reorganization Plan Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of these Reorganization Cases. All references to the Second Reorganization Plan in this Confirmation Order shall be to the Second Reorganization Plan as so modified.

                  AA. Good Faith Participation. Based upon the record before the Court, the Reorganizing Debtors, the Debtors, the Plan Sponsor, the Agent Banks, the Bondholders Committee, the Indenture Trustee, the Committee, and their respective members, officers, directors, partners, employees, agents, counsel and financial advisors have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all their respective activities relating to the Second Reorganization Plan, including, without limitation, with respect to the offer, issuance, sale or purchase of securities in connection with the Second Reorganization Plan and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpatory and injunctive provisions set forth in Article XI of the Second Reorganization Plan.

                  BB. Retention of Jurisdiction. The Court may properly retain jurisdiction over the matters set forth in Section 12.1 of the Second Reorganization Plan.

                  CC. Satisfaction of Conditions to Confirmation. Upon entry of this Confirmation Order, each of the conditions to confirmation contained in
Section 10.1 of the Second Reorganization Plan shall have been satisfied.

                  DD. Satisfaction of Conditions to Consummation. Each of the conditions to the Effective Date, as set forth in Sections 10.2 of the Second Reorganization Plan, is reasonably likely to be satisfied. The conditions to the Effective Date shall be subject to waiver by the Reorganizing Debtors, with the prior written consent of the Plan Sponsor, without leave of or notice to the Court and without any formal action other than proceeding with confirmation of the Second Reorganization Plan.

                  EE. The Exit Financing Agreements. (i) The Exit Financing Agreements are an essential element of the Second Reorganization Plan and entry into the Exit Financing Agreements is in the best interests of the Reorganizing Debtors, their estates and their creditors. The Reorganizing Debtors have exercised reasonable business judgment in determining to enter into the Exit Financing Agreements on the terms and in the form set forth in the Reorganization Plan Supplement, or in a form substantially similar thereto. The Reorganizing Debtors have provided sufficient and adequate notice of the Exit Financing Agreements, including any material modifications thereto, to all parties-in-interest, including, without limitation, the DIP Agents, the Bondholders Committee, the Plan Sponsor and the Committee. All documents necessary to implement the Second Reorganization Plan including, without limitation, the Exit Financing Agreements, shall, upon execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law. The Exit Financing Agreements have been negotiated at arms-length and in good faith and without intent to hinder, delay or defraud the Debtors or any creditor of the Debtors. Entering into the Exit Financing Agreements is in the best interests of the Debtors and their creditors and is necessary for the implementation of the Second Reorganization Plan.

                  (ii) The Second Reorganization Plan contemplates that the Reorganizing Debtors will obtain letter of credit financing to support business operations after the Effective Date pursuant to both the First Lien L/C Facility and the Second Lien L/C Facility. Among other things, the Second Lien L/C Facility will provide the Reorganized Debtors with the ability to issue letters of credit as may be required with respect to various domestic WTE facilities, including, without limitation, a letter of credit in favor of the Northeast Maryland Waste Disposal Authority in connection with the facility operated by Reorganizing Debtor Covanta Montgomery, Inc.

                  FF. Covanta Unsecured Subordinated Notes Indenture. The Covanta Unsecured Notes Subordinated Indenture, and the issuance of the Reorganization Plan Unsecured Notes thereunder, are an essential element of the Second Reorganization Plan and are in the best interests of the Reorganizing Debtors, their estates, and their creditors. All documents necessary to implement these aspects of the Second Reorganization Plan shall, upon execution, be valid, binding and enforceable agreements.

                  GG. The Investment and Purchase Agreement. The Investment and Purchase Agreement is an essential element of the Second Reorganization Plan and entry into the Investment and Purchase Agreement is in the best interests of the Reorganizing Debtors, their estates and their creditors. The Reorganizing Debtors have exercised reasonable business judgment in determining to enter into the Investment and Purchase Agreement on the terms and in the form set forth as Exhibit A to the Debtors' Motion For An Order Pursuant To 11 U.S.C. ss.ss. 363 and 503 Authorizing And Approving (i) Payment Of Certain Expense Reimbursements,
(ii) Payment Of Certain Termination Fee, And (iii) Certain Exclusivity Provision With Respect To the Debtors, In Connection With Potential Alternative Plan Of Reorganization, dated December 2, 2003 (Docket No. 2916). The Reorganizing Debtors have provided sufficient and adequate notice of the Investment and Purchase Agreement, including any material modifications thereto, to all parties-in-interest, including, without limitation, the DIP Agents, the Bondholders Committee and the Committee.

                  HH. Assumption, Assignment and Rejection of Contracts.

                            (i) The time period in which the Reorganizing
Debtors or their affiliated Debtors can assume any unexpired lease of nonresidential real property to be assumed and/or assigned pursuant to section 365 of the Bankruptcy Code has not expired.

                            (ii) The Debtors have exercised reasonable business
judgment in determining whether to assume or reject each of their executory contracts and unexpired leases as set forth in Article IX of the Second Reorganization Plan. Each pre- or post-Confirmation assumption or rejection of an executory contract or unexpired lease pursuant to Section 9.1 of the Second Reorganization Plan shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all non-Debtor parties to such executory contract or unexpired lease, all to the same extent as if such assumption or rejection had been effectuated pursuant to an appropriate authorizing order of the Court entered prior to the Confirmation Date pursuant to Section 365 of the Bankruptcy Code. All executory contracts and unexpired leases assumed pursuant to the Second Reorganization Plan shall be referred to herein as the "Contracts."

                            (iii) The Reorganizing Debtors have caused the cure
of, or have provided adequate assurance of cure of, any default existing prior to the date hereof, within the meaning of section 365(b)(1)(A) of the Bankruptcy Code (the "Adequate Assurances"), under each of the Contracts and have provided compensation, or have provided Adequate Assurance of compensation or future performance, to all non-debtor parties to such Contracts for any of their actual pecuniary losses resulting from any default arising prior to the date hereof under any of such Contracts, within the meaning of section 365(b)(1)(B) of the Bankruptcy Code. Prior to the Confirmation Hearing, the Reorganizing Debtors distributed notices of cure (Docket Nos. 3190 and 3192) (as amended and supplemented, "Notices of Cure") to non-debtor parties to the Contracts setting forth the cure amounts with respect to each Contract (collectively, the "Cure Amounts"). Certain of such parties have filed responses or objections to the proposed Cure Amounts set forth in the Notices of Cure. To the extent a non-debtor party did not timely respond to the Notices of Cure, the amount set forth in the respective Notice of Cure with respect to such party shall be conclusive.

                            (iv) As of the date hereof, each Contract is in full
force and effect and free from default (other than for specified Cure Amounts that have not been paid as of the date hereof) and enforceable against the non-debtor party thereto in accordance with its terms. Any provision of a Contract that purports to give rise to a default or other breach of, or create or constitute an event of termination or similar condition under, such Contract by reason of the commencement of any of the Debtors' chapter 11 cases, the insolvency or financial condition of any of the Debtors, or the consummation of the Second Reorganization Plan and the transactions contemplated in connection therewith shall be and is hereby void and unenforceable. To the extent that any executory contract or unexpired lease contains a contractual provisions that would require a Reorganized Debtor to satisfy any financial criteria or meet any financial condition measured by reference to such Debtor's most recent annual audited financial statements, then upon the assumption of any such executory contract or unexpired lease the Reorganizing Debtors and Reorganized Debtors shall be deemed to be and to remain in compliance with any such contractual provision regarding financial criteria or financial condition (other than contractual requirements to satisfy minimum ratings from ratings agencies) for the period through one year after the Effective Date, and thereafter such financial criteria or financial condition shall be measured by reference to the applicable Debtor's most recent annual audited financial statements.

                            (v) All requirements of section 365(b) and (c) of
the Bankruptcy Code and any other applicable law relating to the Contracts have been satisfied. The counterparties to the Contracts who did not object to the Second Reorganization Plan or who have withdrawn their objections and who did not timely respond to the Notices of Cure are deemed to have consented to the assumption of the Contracts.

                            (vi) To the extent that any agreement, guarantee or
similar instrument identified as an executory contract or unexpired lease to be assumed under Section 9.1 of the Second Reorganization Plan does not constitute an executory contract or unexpired lease within the meaning of Section 365 of the Bankruptcy Code, the Reorganizing Debtors shall nonetheless provide Adequate Assurance with respect to such agreement, including the payment of any Cure Amounts specified the Notices of Cure. As of the date hereof and upon the Effective Date, such agreement or instrument shall remain in full force and effect and free from default (other than for unpaid specified Cure Amounts) and enforceable against the non-debtor party thereto in accordance with its terms. Any provision of such agreement or instrument that purports to give rise to a default or other breach of, or create or constitute an event of termination or similar condition under, such agreement or instrument by reason of the commencement of any of the Debtors' chapter 11 cases, the insolvency or financial condition of any of the Debtors, or the consummation of the Second Reorganization Plan and the transactions contemplated in connection therewith shall be and is hereby void and unenforceable.

                  II. Deemed Consolidation for Certain Plan Purposes. Eighty
(80) Debtor entities are the subject of the Second Reorganization Plan. Pursuant to the Second Reorganization Plan, the Reorganizing Debtors have been deemed consolidated for the limited purposes of administration in order to preserve the current corporate structure of the Reorganizing Debtors without requiring Distributions to be made with respect to Equity Interests held in Subsidiary Debtors, and in order to provide for classification of Claims against more than one Reorganizing Debtor as part of a single Class or Subclass of Claims for voting and distribution purposes. The deemed consolidation contemplated by the Second Reorganization Plan, however, shall not affect: (i) the legal and organizational structure of the Reorganized Debtors; (ii) the ownership interest of any Reorganizing Debtor in any Subsidiary Debtor, Covanta Huntington, Covanta Onondaga and DSS Environmental and (iii) pre and post-Petition Date guarantees, Liens and security interests that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (b) pursuant to the Second Reorganization Plan or the instruments and documents issued in connection therewith (including, without limitation, the Exit Financing Agreements).

                  JJ. Intercompany Claims. Any Intercompany Claim against a Reorganizing Debtor held by another Reorganizing Debtor, Liquidating Debtor or Heber Debtor constitutes the exclusive property of any such Reorganizing Debtor, Liquidating Debtor or Heber Debtor, as the case may be, pursuant to section 541 of the Bankruptcy Code.

                                     DECREES

                  NOW THEREFORE IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

                  1. Confirmation. The Second Reorganization Plan (as modified by any modifications contained in this Confirmation Order) is confirmed under section 1129 of the Bankruptcy Code.

                  2. Compliance with Applicable Provisions of Bankruptcy Code. The Second Reorganization Plan complies with the requirements of sections 1122, 1123 and 1129 of the Bankruptcy Code.

                  3. Objections. To the extent that any objections have not been withdrawn or resolved by stipulation prior to the entry of this Confirmation Order or are not resolved by the relief granted herein or as stated on the record of the Confirmation Hearing, all such objections are hereby overruled.

                  4. Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Second Reorganization Plan shall be governed solely by the terms of the Second Reorganization Plan. The classifications set forth on the Ballots tendered to or returned by the Debtors' creditors in connection with voting on the Second Reorganization Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Second Reorganization Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims or Equity Interests under the Second Reorganization Plan for distribution purposes, (c) may not be relied upon by any creditor or interest holder as representing the actual classification of such Claims or Equity Interests under the Second Reorganization Plan for distribution purposes, and (d) shall not be binding upon the Reorganized Debtors or the Estates.

                  5. Certain Effects of Confirmation; Discharge; Injunction; Exculpation; Releases. All of the provisions of Sections 11.3, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.10, as amended, of the Second Reorganization Plan are incorporated herein by reference as if set forth herein in extenso and are hereby approved in their entirety.

                  6. Settlements. All settlements in these cases are hereby approved as good faith compromises and settlements pursuant to Bankruptcy Rule 9019. Without limiting the generality of the foregoing:

                  (i) The terms of the 9.25% Settlement, to be implemented pursuant to the terms of the Second Reorganization Plan, are approved in their entirety. In return for payment by an Accepting Bondholder of such Accepting Bondholder's pro rata share of the aggregate Settlement Distribution for distribution to the holders of Class 6 Unsecured Claims, the 9.25% Debentures Adversary Proceeding shall be (i) withdrawn with prejudice with respect to such Accepting Bondholders and the Indenture Trustee, and (ii) provided that no holder of a Class 6 Unsecured Claim, or representative thereof, shall file with the Bankruptcy Court a motion for the entry of a scheduling order in connection with the resumption of the 9.25% Debentures Adversary Proceeding within 120 days after the Effective Date, withdrawn without prejudice with respect to the rights, if any, of any holder of an Unsecured Claim to challenge the validity of the Allowed Secured Claims of any such Rejecting Bondholders in their individual capacities; provided, however, that in the event any holder of a Class 6 Unsecured Claim, or representative thereof, challenges the validity of the Allowed Secured Claims of any such Rejecting Bondholders holding an aggregate amount of Subclass 3B Claims of less than $10 million subsequent to the Effective Date, either in the 9.25% Debentures Adversary Proceeding or otherwise, the Reorganized Debtors shall not be obligated to reimburse counsel for such holder of a Class 6 Unsecured Claim, or representative thereof, for any fees or expenses incurred in connection with such challenge; and provided, further, that neither the Bondholders Committee nor the Indenture Trustee shall have an obligation to defend or otherwise intervene in any action against any such Rejecting Bondholders (all such obligations of the Indenture Trustee, if any did so exist, being terminated along with the 9.25% Indenture pursuant to
Section 6.5 of this Reorganization Plan), and provided that such termination shall not prejudice the prosecution of the 9.25% Debentures Adversary Proceeding against any such Rejecting Bondholders. In connection with any such resumption of the 9.25% Debentures Adversary Proceeding by any holder or holders of Class 6 Unsecured Claims, as contemplated by the Second Reorganization Plan, such holder or holders shall be deemed to be the successor in interest to the Committee in all respects, acting on behalf of the Debtors for purposes of prosecuting such 9.25% Debentures Adversary Proceeding.

                  (ii) The Court hereby confirms the validity, priority, nonavoidability, perfection and enforceability of the Liens and Claims of the Agent Banks on behalf of the Prepetition Lenders under the Prepetition Credit Agreement and the related collateral documents and guarantees. Subject to payment of the Settlement Distribution to holders of Allowed Class 6 Claims by the Accepting Bondholders, the Court hereby confirms the validity, priority, nonavoidability, perfection and enforceability of the Liens and Claims of the Accepting Bondholders under the 9.25% Indenture and the related collateral documents.

                  (iii) Pursuant to Section 8.6(d) of the Second Reorganization Plan, the Reorganizing Debtors shall promptly pay to counsel to the Committee
(a) 97 percent of the fees and 100 percent of the expenses incurred by such counsel in connection with the 9.25% Debentures Adversary Proceeding and previously approved by this Court in the Order Granting the Fourth Interim Fee Application of Arnold & Porter Counsel to the Official Committee of Unsecured Creditors, for Allowance of Compensation and Reimbursement of Expenses dated December 31, 2003 (Docket No. 3152) (the "A&P Fourth Fee Application"), as supplemented by the Order Awarding Allowance of Compensation with respect to A&P as submitted to the Court at the Confirmation Hearing and (b) 90 percent of the fees and 100 percent of the expenses incurred by such counsel in connection with the 9.25% Debentures Adversary Proceeding and previously approved by this Court in the Order Granting the Fifth Application of Arnold & Porter Counsel to the Official Committee of Unsecured Creditors, for Allowance of Compensation and Reimbursement of Expenses dated January 21, 2004 (Docket No. 3304) (the "A&P Fifth Fee Application"), such payments to constitute an award of interim compensation, with such amounts and the holdback amounts also previously approved in the A&P Fourth Fee Application and the A&P Fifth Fee Application, subject to final fee applications.

                  7. Cancellation of Existing Securities and Agreements. (i) Except for purposes of evidencing a right to receive a Distribution under the Second Reorganization Plan or as otherwise provided thereunder, on the Effective Date all the agreements and other documents (including, but not limited to, the 9.25% Indenture, the Prepetition Credit Agreement and the Intercreditor Agreement) evidencing (a) any Claims or rights of any holder of a Claim or equity Interests against the applicable Reorganizing Debtor, including all indentures and notes evidencing such Claims, (b) any security interests, liens or encumbrances against property of the Reorganizing Debtors with respect to such Claims, and (c) any options or warrants to purchase Equity Interests, obligating the applicable Reorganizing Debtor to issue, transfer or sell Equity Interests or any other capital stock of the applicable Reorganizing Debtor, shall be released and cancelled without the need for further action; provided, however, that notwithstanding the foregoing, the Reorganized Debtors shall remain obligated with respect to liens, security interests or encumbrances in property of the Reorganized Debtors that have been granted pursuant to any executory contracts that have been assumed in accordance with Article IX of the Second Reorganization Plan, pursuant to the Exit Financing Agreements or pursuant to that certain Order Authorizing Entry into Transactions and Assignment of Agreement Related to Hennepin County, Minnesota Facility entered by this Court on June 11, 2003 (Docket No. 1597). Notwithstanding anything to the contrary in the Second Reorganization Plan, the indentures, notes and all other documents or agreements with respect to Subclass 2A Claims shall not be cancelled.

                  (ii) On the Effective Date, all security interests, liens and any other encumbrance (including, but not limited to, any such security interest, lien or encumbrance asserted in connection with the 9.25% Indenture, the Prepetition Credit Agreement and the Intercreditor Agreement, whether arising before or after commencement of these Chapter 11 Cases) against the property of the Continuing Debtors and against the property of the non-Debtor affiliates of the Reorganizing Debtors (the "Non-Debtor Affiliates") shall be released and cancelled without the need for further action.

                  (iii) On the Effective Date, the Reorganizing Debtors shall pay all funded amounts and additional amounts outstanding under the DIP Financing Facility (other than amounts outstanding with respect to Tranche C thereunder which is part of the Secured Bank Claims and shall be treated in accordance therewith) and all commitments thereunder shall automatically and irrevocably terminate; provided, however, that on the Effective Date, all outstanding and unfunded letters of credit issued under Tranche A of the DIP Financing Facility shall be replaced by letters of credit to be issued under the Second Lien L/C Facility and, subject to acceptance by the requisite number of Tranche B DIP Lenders in accordance with section 2.13 of the DIP Financing Facility, all outstanding and unfunded letters of credit issued under Tranche B of the DIP Financing Facility shall be replaced or otherwise continued by letters of credit to be issued under the First Lien L/C Facility or the Second Lien L/C Facility (as applicable) or otherwise cash collateralized in an amount not less than one hundred and five percent (105%) of the face amount thereof pursuant to documentation in form and substance satisfactory to the DIP Agents and the issuing banks. Once all such payments have been received in Cash by the DIP Lenders and all commitments thereunder have been terminated and such letters of credit have been issued under the First Lien L/C Facility or the Second Lien L/C Facility (as applicable), the DIP Financing Facility shall be terminated with respect to the Reorganizing Debtors (subject in all respects to any carve-out previously approved by this Court in the Final Order approving the DIP Financing Facility and any other terms of the DIP Financing Facility and the Final Order that by their express terms survive the termination of the DIP Financing Facility), and the DIP Lenders shall take all necessary action to confirm the removal of any liens on the properties of the applicable Reorganizing Debtors securing the DIP Financing Facility at the sole cost of the Reorganized Debtors. To the extent that Claims arising under Tranche B of the DIP Financing Facility will not be paid in full in Cash as a result of reinstatement and continuation of such letters of credit under the First Lien L/C Facility or Second Lien L/C Facility (as applicable), acceptance of such treatment in full satisfaction of their Allowed Administrative Expense Claim by the requisite DIP Lenders as provided under section 2.13 of the DIP Financing Facility shall be binding on all DIP Lenders. Contemporaneous with the termination of the DIP Financing Facility pursuant to this Confirmation Order, the DIP Lenders' commitments and obligations thereunder shall be terminated and the Debtors shall be deemed to have unconditionally and irrevocably released the DIP Lenders and DIP Agents from all obligations, claims and liabilities whatsoever arising thereunder or relating thereto.

                  (iv) Nothing contained in the Second Reorganization Plan, this Confirmation Order, or otherwise, will be deemed to change, modify or affect the terms and provisions of the protections granted to GECC (as defined therein) in paragraphs B, C, 5(c), 5(e) and 14 of that certain Agreed Final Order (I) Authorizing Use of Cash Collateral of GECC Pursuant to 11 U.S.C. Section 363, and (II) Granting Adequate Protection Pursuant to 11 U.S.C. Sections 363 and 364, dated as of May 13, 2002 (as it may have been amended) (Docket No. 287), the provisions of which are incorporated herein.

                  8. Investment and Purchase Agreement. The terms and conditions of the Investment and Purchase Agreement are approved, and the sale contemplated therein in exchange for the Purchase Price is authorized under sections 105 and 1123(b)(4) of the Bankruptcy Code and this Confirmation Order. The Investment and Purchase Agreement may be modified, amended, or supplemented by agreement of the signatories thereto without further action of the Court, provided that any such modification, amendment, or supplement is not material and substantially conforms to and effectuates the Investment and Purchase Agreement, the Second Reorganization Plan and this Confirmation Order.

                           (i) Payment of Purchase Price. On the Effective Date,
Reorganizing Covanta is
authorized, without any further action by its stockholders or board of directors, to issue written instructions to the Escrow Agent so that the Deposit shall be applied to payment of the Consideration in accordance with Section 3.2 of the Investment and Purchase Agreement.

                           (ii) Valid and Effective Transfer. On the Effective
Date, Reorganizing Covanta
shall be authorized, without any further action by its stockholders or board of directors, to issue, sell and convey to the Plan Sponsor the Purchased Shares in accordance with Section 3.1 of the Investment and Purchase Agreement. The sale and transfer of the Purchased Shares by Reorganizing Covanta to the Plan Sponsor pursuant to the Investment and Purchase Agreement and the Second Reorganization Plan shall constitute a legal, valid and effective transfer of the Purchased Shares, and shall vest the Plan Sponsor with all right, title and interest in and to the Purchased Shares, free and clear of all Claims and Encumbrances of any kind or nature whatsoever; provided, that immediately after giving effect to such transfer the Purchased Shares shall be subject to the liens of the Exit Financing Agreements in accordance with the terms thereof. As of the Effective Date, this Confirmation Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the Purchased Shares transferring good and marketable title in such Shares to the Plan Sponsor.

                           (iii) The Reorganizing Debtors and Reorganized
Debtors are authorized and
empowered to execute and deliver all documents, agreements and instruments and take all actions reasonably necessary to effectuate the consummation and implementation of the Second Reorganization Plan, including, without limitation, the execution, delivery and performance of the Investment and Purchase Agreement, and each other document, instrument, and agreement to be executed in connection therewith and the transactions contemplated thereby. All such action taken or caused to be taken shall be deemed to have been authorized and approved by this Court without further corporate act or action under applicable law and without any requirement of further action by the stockholders or directors of the Reorganizing Debtors or Reorganized Debtors.

                  9. Exit Financing Agreements. The Exit Financing Agreements, including all exhibits, documents and agreements attached thereto, introduced into evidence by the Debtors at the Confirmation Hearing, and the execution, delivery, and performance of such exhibits, documents and agreements in substantially the form submitted at the Confirmation Hearing by the Reorganizing Debtors or Reorganized Debtors in accordance with their respective terms are approved. Reorganizing Covanta, Reorganizing CPIH and, to the extent necessary, the other Reorganizing Debtors or Reorganized Debtors are hereby authorized to execute each of the Exit Financing Agreements, as they may be modified in accordance with their terms, on or prior to the Effective Date, together with such other documents as may be reasonably requested by the lenders in order to effectuate the provisions thereof, without further approval by the board of directors of Reorganizing Covanta, Reorganizing CPIH, any other Reorganizing Debtor or Reorganized Debtor.

                  (i) The Reorganizing Debtors or Reorganized Debtors are hereby authorized to grant to the lenders under the Exit Financing Agreements or other appropriate party valid, binding, enforceable and perfected security interests in and Liens upon all Collateral, as such term is defined in the Exit Financing Agreements, to secure all of the obligations under or in connection with the Exit Financing Agreements in accordance with the terms thereof; provided, however, that the lenders under the Exit Financing Agreements or other appropriate parties shall not be granted any security interests and/or Liens in property of a Reorganized Debtor that would cause a material violation, breach or default of a valid and enforceable contractual obligation or restriction existing as of the date hereof (including but not limited to those arising under that certain Limited Partnership Agreement dated October 7, 1991, as amended, with respect to the Huntington Limited Partnership) on the granting of security interests and/or Liens for which the required consents have not been obtained. The Exit Financing Agreements and each document, instrument and agreement executed in connection therewith (including, without limitation, each of the intercreditor agreements) shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms. The security interests and liens granted pursuant to, or in connection with, the Exit Financing Agreements (and all documents, instruments and agreements related thereto) shall constitute, as of the Effective Date, legal, valid, and duly perfected liens and security interests in and to the collateral specified therein, subject only, where applicable, to the pre-existing liens and security interests specified or permitted in the Exit Financing Agreements or the documents, instruments or agreements contemplated thereby or as otherwise ordered by this Court. The relative priority of the liens and security interests granted under the Exit Financing Agreements shall be as set forth in the intercreditor agreements executed in connection therewith. To the extent that the terms of the Exit Financing Agreements and the terms of this Order are in any way inconsistent, the terms of this Order shall govern.

                  (ii) On the Effective Date, all of the liens and security interests to be created under, or in connection with, the Exit Financing Agreements shall be deemed created and shall be valid and perfected without any requirement of filing or recording of financing statements, mortgages or other evidence of such liens and security interests and without any approvals or consents from governmental entities or any other persons and regardless of whether or not there are any errors, deficiencies or omissions in any property descriptions attached to any filing and no further act shall be required for perfection of the liens and security interests.

                  (iii) The Reorganizing Debtors or Reorganized Debtors are hereby authorized to deliver letters of credit to various third parties as contemplated pursuant to the First Lien L/C Facility and the Second Lien L/C Facility and such third parties are directed to accept such letters of credit.

                  (iv) The Reorganizing Debtors or Reorganized Debtors are hereby authorized to pay all fees and other amounts referred to in the Exit Financing Agreements (and all documents, instruments and agreements related thereto). The consummation of the Second Reorganization Plan and the execution, delivery and performance of the Exit Financing Agreements shall not result in or constitute a fraudulent transfer under applicable federal or state laws.

                  10. Unsecured Creditors Distributions. (i) The Covanta Unsecured Subordinated Notes Indenture filed with the Court as part of the Reorganization Plan Supplement and introduced into evidence at the Confirmation Hearing, the Reorganization Plan Unsecured Notes to be issued under the Covanta Unsecured Subordinated Notes Indenture and the Agency Agreement to be entered into in connection with the Distribution to holders of Allowed Class 6 Claims, all are hereby approved, and the Reorganized Debtors are hereby authorized to execute them upon the Effective Date without further approval by the Board of Directors of Reorganizing Covanta.

                  (ii) Pursuant to the terms of the Second Reorganization Plan, upon the Effective Date the Reorganized Debtors shall implement the distributions to Classes 4, 6 and 8 provided for under the Second Reorganization Plan.

                  11. Assumptions. The executory contract and unexpired lease provisions of Article IX of the Second Reorganization Plan are approved in their entirety. On the Effective Date, pursuant to section 365 of the Bankruptcy Code, and except as otherwise provided in the Second Reorganization Plan, or in any contract, instrument, release or other document entered into in connection with the Second Reorganization Plan, the Reorganizing Debtors shall assume the following executory contracts and unexpired leases: (i) as to each Reorganizing Debtor listed on Exhibit 9.1A of the Second Reorganization Plan (collectively, the "Rejecting Debtors"), each Rejecting Debtor shall assume each executory contract or unexpired lease that is specifically designated on the Rejecting Debtors' Schedule of Assumed Contracts and Leases, filed as Exhibit 9.1A(s) to the Second Reorganization Plan, as may be amended at any time prior to the Effective Date, and (ii) as to each Reorganizing Debtor listed on Exhibit 9.1B of the Second Reorganization Plan (collectively, the "Assuming Debtors"), each executory contract and unexpired lease to which each Assuming Debtor is a party shall be deemed assumed, except for any executory contract or unexpired lease of the Assuming Debtors that (A) has been previously assumed or rejected pursuant to a Final Order of the Court, (B) is specifically designated as a contract or lease on the Assuming Debtors' Schedule of Rejected Contracts and Leases, filed as Exhibit 9.1B(s) to the Second Reorganization Plan, as may be amended at any time prior to the Effective Date, or (C) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Confirmation Hearing (collectively, the "Assumed Contracts and Leases"). Each of the Assumed Contracts and Leases shall be assumed only to the extent that it constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibits 9.1A(s) or 9.1B(s) of the Second Reorganization Plan shall not constitute an admission by a Debtor or Reorganizing Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganizing Debtor has any liability thereunder. This Confirmation Order shall constitute an order approving the assumptions described in Section 9.1 of the Second Reorganization Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. On the Effective Date, subject to the provisions of paragraphs 11 and 12 of this Confirmation Order, the Reorganized Debtors shall be entitled to enjoy all the rights and benefits under each of the Assumed Contracts and Leases without the necessity of obtaining such counterparty's written consent to assumption or retention of such rights and benefits, and all rights of such counterparty with respect to each of the Assumed Contracts and Leases regarding events and occurrences prior to the Effective Date shall be deemed satisfied and waived, subject to the Reorganized Debtors' satisfaction of its cure obligations in accordance with paragraphs 11 and 12 of this Confirmation Order. Notwithstanding anything in the Second Reorganization Plan or this Confirmation Order to the contrary, and the relevant language in the Second Reorganization Plan is hereby deemed modified to be consistent herewith, the assumption of that certain Service Agreement dated as of November 16, 1990, as supplemented and amended, between Northeast Maryland Waste Disposal Authority (the "Authority") and Covanta Montgomery, Inc. (the "Service Agreement") is expressly conditioned upon Covanta Montgomery, Inc. providing the Authority with a Guarantor Security Letter of Credit (as defined in the Service Agreement and as contemplated by paragraph EE of this Confirmation Order) that meets the requirements of Section 7.3(f) of the Service Agreement and shall be maintained in accordance with the requirements of the Service Agreement.

                  12. Notices of Cure Distributed After the Confirmation Hearing. To the extent that they have not already done so prior to the Confirmation Hearing, within thirty (30) days after the Confirmation Date, the Reorganizing Debtors or Reorganized Debtors shall provide a Notice of Cure to each party whose executory contract or unexpired lease is being assumed pursuant to the Second Reorganization Plan of: (a) the executory contract or unexpired lease being assumed; (b) the proposed cure amount ("Cure Amount Claim"), if any, that the applicable Reorganizing Debtor or Reorganized Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for such party to object to the assumption of the applicable executory contract or unexpired lease or the amount of the proposed Cure Amount Claim. In the event a party fails to file and serve a timely objection to such Notice of Cure, the Cure Amount stated in the Notice of Cure shall be conclusive and the Reorganized Debtors may assume the executory contract or unexpired lease without further order of the Court. If a timely objection is filed, the Court shall determine the Cure Amount and the propriety of the assumption in accordance with the Second Reorganization Plan at the next scheduled hearing, which hearing shall occur no earlier than five (5) business days after the filing of the objection. The Notice of Cure shall be in substantially the form of the Notices of Cure filed and served by the Debtors prior to the Confirmation Hearing and shall be served on each non-Debtor party to an executory contract or unexpired lease. In the event the Court determines that the Cure Amount is higher than the amount proposed by the Debtors, the Debtors may reject the executory contract or unexpired lease notwithstanding the occurrence of the Effective Date.

                  13. Notices of Cure Distributed Prior to the Confirmation Hearing. With respect to the parties who received a Notice of Cure prior to the Confirmation Hearing but did not object or otherwise respond prior to the Confirmation Hearing, the Cure Amount Claim shall be fixed as set forth in the Notice of Cure. The payment of the Cure, if any, with respect thereto shall be made in accordance with the terms of the Second Reorganization Plan and this Confirmation Order and any such party shall be deemed to consent to such assumption and, upon the Effective Date, the Reorganized Debtors shall be entitled to enjoy all the rights and benefits under each such executory contract or unexpired lease without the necessity of obtaining such counterparty's written consent to assumption or retention of such rights and benefits. The Cure Amount Claim with respect to parties who did object or otherwise respond to the Notices of Cure prior to the Confirmation Hearing shall be established by the Court in accordance with the procedures for resolving such disputes set forth in the Second Reorganization Plan and this Confirmation Order. In the event the Court determines that the Cure Amount is higher than that amount proposed by the Debtors, the Reorganizing Debtors or Reorganized Debtors may reject the executory contract or unexpired lease notwithstanding the passage of the Effective Date.

                  14. Rejection. Except as otherwise provided in the Second Reorganization Plan, or in any contract, instrument, release or other document entered into in connection with the Second Reorganization Plan, on the Effective Date, or as otherwise set forth in the Second Reorganization Plan, pursuant to section 365 of the Bankruptcy Code, the Reorganizing Debtors shall reject the following executory contracts and unexpired leases: (i) as to each Rejecting Debtor, all executory contracts and unexpired leases to which each such Rejecting Debtor is a party shall be deemed rejected, except for any executory contract or unexpired lease of the Rejecting Debtors that (A) has been previously assumed or rejected pursuant to a Final Order of the Court, (B) is specifically designated as a contract or lease on the Rejecting Debtors' Schedule of Assumed Contracts and Leases, filed as Exhibit 9.1A(s) to the Second Reorganization Plan, as may be amended at any time prior to the Effective Date,
(C) is the subject of a separate motion to assume or reject filed under section 365 of the Bankruptcy Code by the Reorganizing Debtors prior to the Confirmation Hearing, or (D) is an executory contract or unexpired lease to which any other Reorganizing Debtor or non-debtor affiliate is counterparty, and (ii) as to each Assuming Debtor, all executory contracts and unexpired leases that are specifically designated as a contract or lease on the Assuming Debtors' Schedule of Rejected Contracts and Leases, filed as Exhibit 9.1B(s) to the Second Reorganization Plan, as may be amended at any time prior to the Effective Date, shall be rejected (collectively, the "Rejected Contracts and Leases"). Each of the Rejected Contracts and Leases shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract on Exhibits 9.1A(s) or 9.1B(s) of the Second Reorganization Plan shall not constitute an admission by a Debtor or Reorganizing Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganizing Debtor has any liability thereunder. This Confirmation Order shall constitute an order approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

                  15. Bar Date for Rejection Damage Claims. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Sections 9.1 of the Second Reorganization Plan must be filed with the Court no later than the later of (i) twenty (20) days after the Effective Date, and (ii) thirty (30) days after entry of the order rejecting such contract or lease. Any Claims not filed within such time period will be forever barred from assertion against any of the Debtors, the Reorganizing Debtors or the Reorganized Debtors.

                  16. F. Browne Gregg Agreements. The status of the assumption or rejection of each of the Guaranty, dated November 10,1988, by Covanta Energy Corporation for the benefit of F. Browne Gregg ("Gregg"), and all agreements between Covanta Systems, Inc. ("Covanta Systems") and Gregg, including but not limited to, the Agreement, dated October 17, 1988, as amended, between Covanta Systems and Gregg; First Amendment Agreement, dated November 10, 1988, between Covanta Systems and Gregg, and First Amendment to Agreement, dated January 4, 2000, each between Covanta Systems and Gregg (collectively, the "Gregg Agreements"), is contingent on, inter alia, the resolution of the Reorganizing Debtors' pending objection to the proofs of claim filed by Gregg and proceedings between Covanta Lake II, Inc., and Lake County, Florida, currently pending in this Court, and the Reorganizing Debtors' time to decide whether to assume or reject the Gregg Agreements is extended pending further order of the Court.

                  17. Treatment of Intercompany Claims. The treatment of Intercompany Claims provided in Section 4.9 of the Second Reorganization Plan is approved in its entirety, including, without limitation, the following provisions:

                            (i) Each of the Liquidating Debtors' Intercompany
Claims against the Reorganizing Debtors and any of the other persons or entities identified as beneficiaries of the release provided pursuant to Section 11.10 of the Second Reorganization Plan (together, the "Released Parties") will be fully settled and released as of the Effective Date.

                            (ii) Each of the Heber Debtors' Intercompany Claims
against (A) the Reorganizing Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (B) the other Released Parties will be fully settled and released as of the Effective Date.

                            (iii) Each of the Reorganizing Debtors' Intercompany
Claims against (A) the other Reorganizing Debtors and any of their respective present or former officers, directors, employees, attorneys, accountants, financial advisors, investment bankers or agents and (B) the other Released Parties, to the extent and only for the periods provided for pursuant to section
11.10 of the Second Reorganization Plan, will be fully settled and released or, with respect to Claims against the Reorganizing Debtors, treated in accordance with section 4.9(b)(II) of the Second Reorganization Plan.

                            (iv) On the Effective Date, consistent with the
provisions of the Second Reorganization Plan, the Reorganizing Debtors or Reorganized Debtors are authorized to issue notes with respect to Intercompany Claims in order to facilitate implementation of the Second Reorganization Plan. Specifically, Reorganized CPIH is authorized to issue a promissory note ("Note") in the amount of $90 million to Covanta Projects, Inc. ("CPI") in payment of certain existing intercompany payables equaling $90 million. CPI is authorized to endorse the Note to Reorganized Covanta, also in payment of certain existing intercompany payables. Reorganized CPIH is also authorized to issue a supplemental promissory note ("Supplemental Note") of up to $5 million to CPI, which in turn will endorse the Supplemental Note to Reorganized Covanta in the same manner. Furthermore, Reorganized Covanta is authorized to endorse the Note and the Supplemental Note to the Agent on behalf of the holders of Allowed Subclass 3A and Subclass 3B Claims, who will in turn endorse the Note and the Supplemental Note back to Reorganized CPIH in exchange for Reorganized CPIH entering into an agreement with respect to the New CPIH Funded Debt in an amount up to $95 million.

                            (v) To the extent that any Intercompany Claim
remains unsettled and unreleased following the Effective Date pursuant to
Section 4.9(b)(II) of the Second Reorganization Plan, the Reorganized Debtors shall have the right to take any necessary action to resolve and settle such Claims after the Effective Date, with the amount of such Claims being determined as of the close of business on the Effective Date.

                  18. Allowed Subclass 3A and Subclass 3B Secured Claim Amounts.
(i) The aggregate amount of the Allowed Subclass 3A Secured Claim Amount consists of a liquidated portion of the Secured Bank Claims in the amount of $410,122,539 and a contingent portion of the Secured Bank Claims in the amount of $2,097,775. The contingent portion of the Allowed Subclass 3A Secured Claim Amount is with respect to (a) a still outstanding letter of credit issued in favor of the City of Kanata under the Prepetition Credit Agreement, and (b) a working capital adjustment to be undertaken in connection with the Anaheim Arena Termination Agreement, in accordance with the Order Authorizing and Approving Entry into the Anaheim Arena Termination Agreement and Related Transactions, entered December 8, 2003 (Docket No. 2951). For purposes of the Initial Distribution made pursuant to section 4.3(c)(I) of the Second Reorganization Plan, the Allowed Subclass 3A Secured Claim Amount will include both the liquidated and the contingent portion of the Secured Bank Claims and be in the aggregate amount of $412,220,314; provided, however, that the Reorganized Debtors shall hold in escrow (or similar arrangement) any Distribution with respect to the contingent portion of the Allowed Subclass 3A Secured Claim Amount until such time as those Secured Bank Claims become liquidated; and further, provided that in the event it shall be determined, either before or after the Effective Date, that all or part of the contingent Allowed Subclass 3A Secured Claim Amount shall be Disallowed, a pro rata portion of the Distribution held or intended to be held in escrow (or pursuant to such similar or other arrangements) shall be released by the Reorganized Debtors for Distribution on a pro rata basis between the Allowed Secured Bank Claims (excluding that portion referred to as contingent pursuant to this paragraph 18 of this Confirmation Order) and Allowed 9.25% Debenture Claims.

                  (ii) The aggregate amount of the Allowed Subclass 3B Secured Claim Amount is in the amount of $105,395,833. With respect to holders of 9.25% Debenture Claims, the Distribution Record Date is January 12, 2004.

                  19. Reinstatement of Parent and Holding Company Guarantees. Pursuant to the Second Reorganization Plan, on the Effective Date the Reorganized Debtors shall be deemed to have reinstated the obligations of Reorganized Covanta or any Intermediate Holding Company Debtor based on a guarantee of an obligation of any other Reorganizing Debtor or any direct or indirect international subsidiary of a Reorganizing Debtor that will continue operating following the Effective Date, including, without limitation, performance guarantees; provided however, that the Parent and Holding Company Guarantee Claims that are reinstated pursuant to the Second Reorganization Plan shall not include the guarantee or indemnity Claims of any insurers or issuers of surety bonds, unless this Court specifically determines that any such claim shall be entitled to reinstatement; and further, provided that notwithstanding the reinstatement of any such obligation, (i) no contractual provisions or applicable law that would entitle the beneficiary of such a guarantee to demand or receive payment with respect to any such obligation prior to the stated maturity thereof, terminate any contractual relationship or take such other enforcement action (as may be applicable) from and after the occurrence of a default that occurred prior to the Effective Date shall be enforceable against the Reorganized Debtors, and (ii) for the period through one year after the Effective Date: (a) no contractual provisions or applicable law that would require a Reorganizing Debtor or Reorganized Debtor to satisfy any financial criteria or meet any financial condition measured by reference to such Debtor's most recent annual audited financial statements with respect to any such reinstated guarantee obligation during the pendency of these Chapter 11 Cases shall be enforceable against such Reorganizing Debtor or Reorganized Debtor, and
(b) the Reorganizing Debtors and Reorganized Debtors shall be deemed to be and to remain in compliance with any such contractual provision or applicable law regarding financial criteria or financial condition (other than contractual requirements to satisfy minimum ratings from ratings agencies). After such year, such financial criteria or financial condition shall be measured by reference to the applicable Debtor's then most recent annual audited financial statements. On or after the Effective Date, the Reorganizing Debtors or Reorganized Debtors shall provide notice of reinstatement to the beneficiary of any such guarantee.

                  20. Termination of Guarantees of Continuing Debtor Obligations. Except as to those guarantees expressly assumed under Exhibit 9.1B(s) of the Second Reorganization Plan, all obligations arising under any guarantees of the performance of Covanta Warren Energy Resource Co., L.P., Covanta Tampa Construction, Inc., Covanta Tampa Bay, Inc. or Covanta Lake II, Inc. (including those of its predecessor, Covanta Lake, Inc.) under any existing agreements are terminated as of the date hereof, provided, however, that in the event such Continuing Debtors assume any of the underlying agreements to which guarantee obligations relate, the underlying agreements shall only be assumed if a substantially similar replacement guarantee is provided, and further provided that nothing herein shall be deemed a rejection of such underlying agreements by the Continuing Debtors or give rise to a right to terminate any underlying unassumed agreement, and further provided that nothing herein shall be deemed a rejection or modification of the terms of any contract previously assumed pursuant to sections 363 and 365 of the Bankruptcy Code by the Debtors or Continuing Debtors.

                  21. Retained Professional Claims and Final Fee Applications. All final requests for payment by all (i) Retained Professionals and (ii) other Persons employed by the Debtors or serving as independent contractors to the Debtors in connection with their reorganization efforts that are seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under subsections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall file and serve on counsel for the Debtors and as otherwise required by the Court and Bankruptcy Code their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred on or before the date that is forty-five (45) days after the Effective Date. The Reorganized Debtors shall pay in full upon a determination of allowance such Claims in such amounts as are Allowed by the Court, after notice and hearing, or upon such other less favorable terms as may be mutually agreed upon between the holder of such an Allowed Administrative Expense Claim and the Reorganizing Debtors or, on and after the Effective Date, the Reorganized Debtors and, in each such case, approved by the Court after notice and hearing. Except for payments to professionals specifically provided for by the Second Reorganization Plan, which are hereby approved, any request for payment of an Administrative Expense Claim by a Retained Professional or other Person specified in this paragraph, which is not filed by the applicable deadline set forth above, shall be barred. Upon the Effective Date, any requirement that Retained Professionals or Key Ordinary Course Professionals comply with sections 327 through 331 of the Bankruptcy Code in seeking retention or compensation for such services rendered after such date will terminate, and the Reorganized Debtors will employ and pay Retained Professionals and Key Ordinary Course Professionals in the ordinary course of business. Notwithstanding the foregoing, (i) Retained Professionals employed by the Debtors shall not be required to file final applications for allowance of compensation and reimbursement of expenses with respect to services rendered to the Continuing Debtors, (ii) after the Effective Date, the Reorganized Debtors may continue to pay the fees and expenses of Retained Professionals providing services to the Continuing Debtors (all in accordance with, and subject to, the provisions of this Court's prior orders establishing procedures for interim compensation and reimbursement of expenses), and such Retained Professionals are authorized to accept payment on account of such services directly from the Reorganized Debtors.

                  22. Substantial Contribution Compensation and Expenses Bar Date. Any Person who requests compensation or expense reimbursement for a Substantial Contribution Claim in the Chapter 11 Cases must file an application with the clerk of the Court, on or before thirty (30) days after the Effective Date, and serve such application on counsel for the Reorganized Debtors and as otherwise required by the Court and the Bankruptcy Code on or before such date, or be forever barred from seeking compensation or expense reimbursement for such Substantial Contribution Claim.

                  23. Other Administrative Claims. Any other requests for payment of an Administrative Expense Claim (other than as set forth in paragraphs 21 or 22 above) that are subject to the Administrative Expense Claim Bar Date under the Second Reorganization Plan must be filed with the Court and served on counsel for the Reorganizing Debtors and as otherwise required by the Court and Bankruptcy Code on or before thirty (30) days after the Effective Date. Unless the Reorganizing Debtors, Reorganized Debtors, or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim by the Claims Objection Deadline, such Administrative Expense Claim shall be deemed Allowed in the amount filed. In the event that the Reorganizing Debtors, Reorganized Debtors, or any other party in interest in the Chapter 11 Cases objects to an Administrative Expense Claim, the Court shall determine the Allowed amount of such Administrative Expense Claim. Notwithstanding the foregoing, no request for payment of an Administrative Expense Claim need be filed with respect to an Administrative Expense Claim incurred and payable by the Reorganizing Debtors or Reorganized Debtors in the ordinary course of business.

                  24. Resolution of Unsecured Claims. Except as otherwise ordered by the Court, any Claim that is not an Allowed Claim shall be determined, resolved or adjudicated in accordance with the terms of the Second Reorganization Plan. The Reorganizing Debtors or Reorganized Debtors, as the case may be, shall have the exclusive right to make and file objections to Claims (other than Administrative Expense Claims) and shall serve a copy of each objection upon the holder of the Claim to which the objection is made as soon as practicable, but in no event later than one hundred and twenty (120) days after the Effective Date; provided, however, that such one hundred and twenty (120) day period may be automatically extended by the Reorganized Debtors, without any further application to, or approval by, the Court, subject to filing a notice with the Court of such extension, for up to an additional thirty (30) days. The foregoing deadlines for filing objections to Claims shall not apply to Claims for tort damages and, accordingly no such deadline shall be imposed by the Second Reorganization Plan or this Confirmation Order.

                  25. General Authorizations. The Debtors, the Reorganizing Debtors and the Reorganized Debtors, and their respective officers, employees, agents or attorneys, as applicable, are authorized and empowered pursuant to sections 105 and 1142(b) of the Bankruptcy Code and any applicable state law to take any and all actions reasonably necessary or appropriate to implement, effectuate and consummate any and all of the documents or transactions contemplated by the Second Reorganization Plan or this Confirmation Order, without further order of the Court, further corporate action or further action by (or vote of) directors, partners or stockholders of Covanta, the Debtors, Reorganizing Debtors or Reorganized Debtors, including, without limitation, the
(i) consummation of the sale of the equity to the Plan Sponsor pursuant to and in accordance with the terms and conditions of the Investment and Purchase Agreement or the related transactions in connection therewith; (ii) negotiation, execution and delivery of the Exit Financing Agreements and the Covanta Unsecured Subordinated Notes Indenture and such other and further documents as may be necessary or appropriate in connection therewith; (iii) issue for distribution or reserve for issuance in accordance with the terms of the Second Reorganization Plan the Reorganization Plan Notes, (iv) performance of their respective obligations and all further actions for ensuring their performance under the Investment and Purchase Agreement, the Exit Financing Agreements, the Covanta Unsecured Subordinated Notes Indenture, the Second Reorganization Plan or this Confirmation Order; (v) issuance, execution, delivery, filing or recording, as appropriate, the documents evidencing and consummating the Investment and Purchase Agreement, the Exit Financing Agreements, the Covanta Unsecured Subordinated Notes Indenture or the Second Reorganization Plan; (vi) issuance, execution, delivery, filing or recording, as appropriate, such other contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents in connection with the Investment and Purchase Agreement, the Exit Financing Agreements, the Covanta Unsecured Subordinated Notes Indenture or the Second Reorganization Plan; (vii) retention of professionals for purposes of consummating the Second Reorganization Plan and the transactions contemplated therein and hereby; (viii) cancellation of the Equity Interests in Covanta; and (ix) performance of such other acts and execution and delivery of such other documents, as are consistent with, and necessary or appropriate to implement, effectuate and consummate the intent of the parties in entering into the Investment and Purchase Agreement, the Exit Financing Agreements, the Covanta Unsecured Subordinated Notes Indenture, the related agreements and Second Reorganization Plan, including making any non-material modifications, amendments or corrections of those agreements that may be required so that they more fully reflect such intent. The secretary of each of the Debtors, Reorganizing Debtors or Reorganized Debtors shall be, and hereby is, authorized to certify or attest to any of the foregoing actions (but no such certification or attestation shall be required to make any such action valid, binding, and enforceable). Without limiting the generality of the foregoing, this Confirmation Order shall constitute all approvals and consents, if any, required by the applicable state corporation laws, and all other applicable business corporation, trust, and other laws of the applicable governmental units with respect to the implementation and consummation of the Investment and Purchase Agreement, the Second Reorganization Plan and this Confirmation Order and the transactions contemplated thereby and hereby. Such actions are approved in all respects and shall be deemed to have occurred and be effective on the Effective Date. Following the Effective Date, each of the contracts, instruments, releases, indentures, mortgages, deeds, bills of sale, assignments, leases, or other agreements or documents entered into by the Reorganizing Debtors or Reorganized Debtors in connection with the Second Reorganization Plan shall be legal, valid and binding obligations of the applicable Reorganized Debtor and enforceable against such Reorganized Debtor in accordance with its terms.

                  26. Directors and Officers of Reorganized Debtors. The Court approves the appointment of the initial directors of Reorganized Covanta and Reorganized CPIH, as disclosed prior to the Confirmation Hearing in the Directors and Officers Disclosure, as of and immediately following the Effective Date. The existing members of the boards of directors of each of the other Reorganizing Debtors shall continue to serve in their current capacities after the Effective Date. The persons identified to serve as directors or officers shall be deemed elected or appointed, as the case may be, and such elections or appointments, as the case may be, shall be effective on or after the Effective Date, without any requirement of further action by stockholders, other owners or directors of the Reorganized Debtors.

                  27. Approval of Employment, Retirement, Indemnification, And Other Related Agreements and Incentive Compensation Programs. Pursuant to
section 1142(b) of the Bankruptcy Code, without further action by the Court or the stockholders or board of directors of Reorganized Covanta, and without limiting the power of authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to (a) maintain, amend, or revise existing employment retirement, indemnification and other agreements with their respective active directors, officers, and employees who will continue in such capacities (or similar capacities) after the Effective Date, or retirement income plans, welfare benefit plans, and other plans for such Persons, subject to the terms and conditions of any such agreements, and subject to Section 6.11 of the Second Reorganization Plan; (b) maintain the indemnification agreements with respect to Specified Personnel in accordance with Section 9.7 of the Second Reorganization Plan; and (c) enter into new employment, retirement, indemnification, and other agreements for active directors, officers, and employees, and retirement income plans, welfare benefits plans, and other plans for active and retired directors, officers, and employees.

                  28. Surrender of Instruments. As a condition to receiving any Distribution under the Second Reorganization Plan, each holder of an Allowed Claim represented by a certificated instrument or note (other than holders of Claims in Subclass 3A under the Second Reorganization Plan) must surrender such instrument or note held by it to the applicable Reorganizing Debtor or its designee, unless such certificated instrument or note is being reinstated or being left unimpaired under the Second Reorganization Plan. Any entity that is so required to surrender such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the applicable Reorganized Debtor or furnish a bond in form, substance and amount reasonably satisfactory to the applicable Reorganized Debtor before the first anniversary of the Effective Date, and which upon demand by Reorganized Debtors fails to comply with (i) or
(ii) hereof, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Second Reorganization Plan in respect of such Claim. Any other holder of an Allowed Claim who fails to take such action as reasonably required by the Reorganized Debtors or their designee to receive its Distribution hereunder before the first anniversary of the Effective Date, or such earlier time as otherwise provided for in the Second Reorganization Plan, may not participate in any Distribution under the Second Reorganization Plan in respect of such Claim. Any Distribution forfeited hereunder shall become property of the Reorganized Debtors.

                  29. Documentation and Disbursing Agent. Prior to the Effective Date, the Reorganizing Debtors shall consult with the Agent Banks, the Committee and the Bondholders Committee concerning (i) finalization of Plan related documents and (ii) appropriate procedures to effectuate disbursements to creditors pursuant to the Plan, including those disbursements made with respect to the Exit Financing Agreements, and agreements with third party disbursing agents, if any. Reorganized Covanta shall be authorized to act as Disbursing Agent with respect to the Second Reorganization Plan or to retain any such other Persons to assist it in such capacity in accordance with the provisions of
Section 7.3 of the Second Reorganization Plan. The Court hereby approves and authorizes Reorganized Covanta to use and retain U.S. Bank, National Association as Disbursing Agent with respect to distributions to holders of Allowed Class 6 Claims. Reorganized Covanta in its capacity as Disbursing Agent, or any Person it may retain as Disbursing Agent to assist in such capacity, shall be empowered and authorized (i) to effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Second Reorganization Plan, (ii) to hold Distributions prior to the applicable Distribution Date with respect thereto and to hold such Distributions in accordance with the terms of any applicable agreement with respect thereto,
(iii) to make all Distributions contemplated pursuant to the Second Reorganization Plan and in accordance with the terms thereof, (iv) to employ professionals to represent it with respect to its responsibilities, and (v) to exercise such other powers as may be vesting in the Disbursing Agent by order of this Court, pursuant to the Second Reorganization Plan or pursuant to any other agreement as may be entered into in connection with the implementation and consummation of the Second Reorganization Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions thereof.

                  30. Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, on and after the Confirmation Date, and subject to the Effective Date, the provisions of the Second Reorganization Plan shall bind all present and former holders of a Claim against, or Equity Interest in, the applicable Reorganizing Debtor and its respective successors, affiliates and assigns, whether or not the Claim or Equity Interest of such holder is Impaired under the Second Reorganization Plan and whether or not such holder has filed a Proof of Claim or Equity Interest or accepted the Second Reorganization Plan. The holders of Liens satisfied, discharged and released under the Second Reorganization Plan shall execute any and all documentation reasonably requested by the Debtors or the Reorganized Debtors evidencing the satisfaction, discharge and release of such Liens and such Liens shall be deemed satisfied, discharged and released by operation of this Confirmation Order.

                  31. Filing and Recording. This Confirmation Order (a) is and shall be effective as a determination that, on the Effective Date, all Claims and Equity Interests existing prior to such date have been unconditionally released, discharged and terminated in accordance with paragraph 7 of this Confirmation Order, (b) is and shall be effective as evidence of the release and cancellation of the security interests, liens and encumbrances in property of the Reorganizing Debtors in accordance with paragraph 7 of this Confirmation Order, and (c) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any document or instruments, or who may be required to report or insure any title or state of title in or with respect to the property of the Reorganizing Debtors or Reorganized Debtors with respect to the Exit Financing Agreements or the Investment and Purchase Agreement. Each and every federal, state and local government agency is hereby directed to accept any and all documents and instruments necessary, useful or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement and consummate the transactions contemplated by the Reorganization Plan and this Confirmation Order without payment of any recording tax, stamp tax, transfer tax or similar tax imposed by state or local law.

                  32. Corporate Existence and Revesting of Assets. Each of the Reorganizing Debtors shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate legal entity, with all powers of a corporation, limited liability company or general or limited partnership, as the case may be, under the laws of their respective states of incorporation or organization and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. The Reorganized Debtors shall be revested with their assets as provided in the Second Reorganization Plan, subject to the Liens and Security Interests established pursuant to the Exit Financing Agreements and otherwise as permitted thereunder. Each Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

                  33. No Post-Confirmation Amendment or Filing of Claims. A Claim may not be filed or amended after the Confirmation Date without the prior authorization of the Court and, even with such Court authorization may be amended by the holder of such Claim solely to decrease, but not to increase, the amount or priority of the Claim. Except as otherwise permitted herein or in the Second Reorganization Plan, a Claim filed or amended after the Confirmation Date shall be deemed disallowed in full and expunged without any action by the Debtors, Reorganizing Debtors or the Reorganized Debtors.

                  34. Injunction. Except as otherwise specifically provided in the Second Reorganization Plan and except as may be necessary to enforce or remedy a breach of the Plan, the Debtors, and all Persons who have held, hold or may hold Claims or Equity Interests and any successors, assigns or representatives of the foregoing shall be precluded and permanently enjoined on and after the Effective Date from: (a) commencing or continuing in any manner any Claim, action or other proceeding of any kind with respect to any Claim, Equity Interest or any other right or Claim against any Reorganized Debtor, which they possessed or may possess prior to the Effective Date, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order with respect to any Claim, Equity Interest or any other right or Claim against any Reorganized Debtor, which they possessed or may possess prior to the Effective Date, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Equity Interest or any other right or Claim against any Reorganized Debtor, which they possessed or may possess prior to the Effective Date, and (d) asserting any Claims against any Reorganized Debtors that are hereby released.

                  35. Exculpation. (a) Notwithstanding anything herein or the Second Reorganization Plan to the contrary, as of the Effective Date, none of
(i) the Reorganizing Debtors, Reorganized Debtors, the Non-Debtor Affiliates or their respective officers, directors and employees, (ii) the Specified Personnel, (iii) the Committee and any subcommittee thereof, (iv) the Agent Banks, the DIP Agents, the steering committee for the holders of the Secured Bank Claims, the Bondholders Committee and the Indenture Trustee, (v) the accountants, financial advisors, investment bankers, and attorneys for the Reorganizing Debtors or Reorganized Debtors, (vi) the Plan Sponsor, (vii) the Investors and (viii) the directors, officers, employees, partners, members, agents, representatives, accountants, financial advisors, investment bankers, attorneys or affiliates for any of the persons or entities described in (i),
(iii), (iv), (v), (vi) or (vii) of this paragraph 35 of this Confirmation Order shall have or incur any liability to any holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the commencement or conduct of the Chapter 11 Cases; the liquidations of the Liquidating Debtors; formulating, negotiating or implementing the Second Reorganization Plan and the Heber Reorganization Plan; formulating, negotiating, consummating or implementing the Investment and Purchase Agreement (except, with respect to the Plan Sponsor and the Investors, as explicitly provided pursuant to the Investment and Purchase Agreement); formulating, negotiating, consummating or implementing the Geothermal Sale under the Heber Reorganization Plan; the solicitation of acceptances of the Second Reorganization Plan and the Heber Reorganization Plan; the pursuit of confirmation of the Second Reorganization Plan and the Heber Reorganization Plan; the confirmation, consummation or administration of the Second Reorganization Plan and the Heber Reorganization Plan or the property to be distributed under the Second Reorganization Plan and the Heber Reorganization Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Second Reorganization Plan. Nothing in this paragraph 35 shall limit the liability or obligation of an issuer of a letter of credit to the beneficiary of such letter of credit or obligations of the Plan Sponsor under the Investment and Purchase Agreement.

         (b) Notwithstanding any other provision of the Second Reorganization Plan or of this Confirmation Order, no holder of a Claim or Equity Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor, Reorganizing Debtor, Reorganized Debtor, Liquidating Debtor, Heber Debtor, Specified Personnel, the Creditors' Committee and any subcommittee thereof, the Agent Banks, the DIP Agents and the steering committee for the holders of the Secured Bank Claims, the Bondholders Committee, the Indenture Trustee, the Plan Sponsor, the Investors, nor any statutory committee, nor any of the respective present or former members, officers, directors, employees, advisors or attorneys or any of the foregoing, for any or omission in the connection with, related to, or arising out of, the Chapter 11 Cases, formulating, negotiating, consummating or implementing this Second Reorganization Plan, formulating, negotiating, consummating or implementing the Investment and Purchase Agreement (except, with respect to the Plan Sponsor and the Investors, as explicitly provided pursuant to the Investment and Purchase Agreement), solicitation of acceptances of the Second Reorganization Plan, the pursuit of confirmation of the Second Reorganization Plan, the confirmation, consummation or administration of the Second Reorganization Plan or the property to be distributed thereunder, except for gross negligence or willful misconduct.

         (c) Nothing in this Confirmation Order or any other provision of the Second Reorganization Plan shall (i) be construed to exculpate any entity from liability with respect to an act or omission to the extent that such act or omission is determined by a Final Order to have constituted fraud, gross negligence, willful misconduct, criminal conduct or misuse of confidential information that causes damages, or (ii) to the extent applicable, limit the liability of the professionals representing the Debtors, the Reorganized Debtors, the Creditors' Committee, the Bondholders Committee, the Indenture Trustee or the Agent Banks to their respective clients pursuant to DR 6-102 of the New York Code of Professional Responsibility.

                  36. Release. As of the Effective Date, the Reorganizing Debtors or Reorganized Debtors, on behalf of themselves and their Estates, shall be deemed to release unconditionally all claims, obligations, suits, judgments, damages, rights, causes of action, and liabilities whatsoever, against each of the Released Parties, in each case whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken with respect to any omission, transaction, event, or other occurrence taking place on or prior to the Effective Date in any way relating to the Reorganizing Debtors, the Liquidating Debtors, the Heber Debtors, and the Plan Sponsor, the Investors, the Chapter 11 Cases, the Heber Reorganization Plan, the Liquidation Plan, the Investment and Purchase Agreement or the Second Reorganization Plan; provided that, the release granted pursuant to this Confirmation Order shall in no way effect or release the Claims arising prior to the respective Petition Dates, if any, of holders of the Debtors' public securities against parties other than the Reorganizing Debtors; and further provided that nothing in this Confirmation Order shall effect a release in favor of any Person other than the Reorganizing Debtors with respect to any debt owed to the United States Government or any regulatory agency thereof, any state, city or municipality for any liability of such Person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, (iii) any criminal laws of the United States, any state, city or municipality, or (iv) any liability arising under federal securities laws; and further provided that, with respect to the Plan Sponsor and the Investors, nothing herein shall release the Plan Sponsor or the Investors with respect to obligations pursuant to their contractual obligations under the Investment and Purchase Agreement and the documents executed in connection therewith or as specifically provided pursuant to the Second Reorganization Plan or this Confirmation Order; and further provided that, with respect to any party to the Exit Financing Agreements, nothing herein shall release any such parties with respect to obligations pursuant to their contractual obligations, if any, under the Exit Financing Agreements or as otherwise provided pursuant to the Second Reorganization Plan.

                  37. Automatic Stay. The stay in effect in the Chapter 11 Cases pursuant to section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in the preceding paragraph of this Order and/or sections 525 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including uniform commercial code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or taking of such other actions as are necessary to effectuate the transactions contemplated by the Exit Financing Agreements, the Covanta Unsecured Subordinated Notes Indenture , the consummation of the Second Reorganization Plan or by this Confirmation Order prior to the Effective Date.

                  38. Payment of Fees. As set forth in Section 13.4 of the Second Reorganization Plan, all fees payable pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Reorganized Debtors.

                  39. Payments for Services. On the Effective Date, the Reorganizing Debtors shall pay all costs and expenses incurred in connection with the Second Reorganization Plan, including, without limitation, fees and expenses payable to the Plan Sponsor pursuant to Section 3.3(c) of the Investment and Purchase Agreement, the Restructuring Fee payable to Chilmark pursuant to the Chilmark Agreement, as modified by the Chilmark Retention Order and the Confirmation Fee payable to Jefferies in accordance with the DIP Order.

                  40. Retention of Jurisdiction. Notwithstanding confirmation of the Second Reorganization Plan or occurrence of the Effective Date, this Court shall retain such jurisdiction as is legally permissible.

                  41. Modification of Second Reorganization Plan. Subject to
Section 13.4 of the Second Reorganization Plan, after the entry of this Confirmation Order, the Reorganized Debtors may, upon due notice and order of the Court (to the extent required), amend or modify the Second Reorganization Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Second Reorganization Plan or the Investment and Purchase Agreement, as applicable, without prejudice to the Plan Sponsor's rights under the Investment and Purchase Agreement, in such manner as may be necessary to carry out the purpose and intent of the Second Reorganization Plan. A holder of an Allowed Claim or Allowed Equity Interest that has accepted or is deemed to have accepted the Second Reorganization Plan shall be deemed to have accepted the Second Reorganization Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

                  42. Severability. The Confirmation Order will constitute a judicial interpretation that each term and provision of the Second Reorganization Plan, as it may have been altered or interpreted in accordance with the forgoing, is valid and enforceable pursuant to its terms.

                  43. Exemption from Securities Laws. The issuance or transfer of any securities pursuant to the Second Reorganization Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145(a)(1)(A) of the Bankruptcy Code and section (3)(a)(7) of the Securities Act of 1933.

                  44. Exemptions from Taxation. Pursuant to section 1146(c) of the Bankruptcy Code, the Reorganizing Debtors and the Reorganized Debtors shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, documentary transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state and local governmental officials or agents, shall be, and hereby are, ordered and directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                  45. Separate Confirmation Orders. This Confirmation Order is and shall be deemed a separate Confirmation Order with respect to each of the Reorganizing Debtors in each such Reorganizing Debtors' separate Chapter 11 Case for all purposes. The Clerk of the Court is directed to file and docket this Confirmation Order in the Chapter 11 Case of each of the Reorganizing Debtors.

                  46. References to Second Reorganization Plan Provisions. The failure specifically to include or reference any particular provision of the Second Reorganization Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Second Reorganization Plan be confirmed in its entirety.

                  47. Confirmation Order Controlling. If there is any direct conflict between the Second Reorganization Plan and this Confirmation Order, the terms of this Confirmation Order shall control.

                  48. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity or enforceability of the acts or obligations incurred or undertaken under or in connection with the Second Reorganization Plan prior to the Reorganized Debtors' receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Second Reorganization Plan and all related documents or any amendments or modifications thereto.

                  49. No Stay of Confirmation Order. Pursuant to Bankruptcy Rule 3020(e), this Confirmation Order shall not be stayed and shall be effective upon entry on the docket of this Court. Subject to the provisions of Sections 10.1,
10.2 and 10.3 of the Second Reorganization Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Second Reorganization Plan (including the Plan Exhibits and all documents and agreements executed pursuant to the Plan) and this Confirmation Order are deemed binding upon (a) the Debtors, (b) the Reorganized Debtors, (c) all holders of Claims against and Equity Interests in the Debtors, whether or not Impaired under the Second Reorganization Plan and whether or not, if Impaired, such holders accepted the Plan, (d) the Plan Sponsor, (e) any other party in interest, (f) any other Person making an appearance in the Chapter 11 Cases, and (g) each of the foregoing's respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians.

                  50. Applicable Non-Bankruptcy Law. To the extent provided in sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Second Reorganization Plan or any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

                  51. Post-Confirmation Notices. Covanta shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) to all creditors, indenture trustees and equity security holders of the Reorganizing Debtors as of the Voting Record Date (as defined in the Second Disclosure Statement) no later than ten (10) Business Days after the Confirmation Date.

                  52. Tax Reports of Commonwealth of Pennsylvania, Department of Revenue. On or before sixty (60) days after the Effective Date, any Reorganizing Debtors against whom the Commonwealth of Pennsylvania, Department of Revenue ("Pennsylvania"), has alleged a claim shall provide Pennsylvania with all tax reports required by law to have been submitted to Pennsylvania prior to the Effective Date in connection with the Priority Tax Claims of Pennsylvania, to the extent the Reorganizing Debtors have not yet submitted such tax reports to Pennsylvania.

                  53. If the Effective Date does not occur by June 15, 2004, this Confirmation Order shall be deemed vacated and of no force and effect, unless extended by order of the Court and in accordance with the terms of the Investment and Purchase Agreement.



Dated:   New York, New York

         March __, 2004






                         UNITED STATES BANKRUPTCY JUDGE

                        EXHIBIT A TO CONFIRMATION ORDER

                          LIST OF REORGANIZING DEBTORS


       Reorganizing Debtor                                         Case Number
       -------------------                                         -----------

Covanta Acquisition, Inc.                                          02-40861 (CB)
Covanta Alexandria/Arlington, Inc.                                 02-40929 (CB)
Covanta Babylon, Inc.                                              02-40928 (CB)
Covanta Bessemer, Inc.                                             02-40862 (CB)
Covanta Bristol, Inc.                                              02-40930 (CB)
Covanta Cunningham Environmental Support, Inc.                     02-40863 (CB)
Covanta Energy Americas, Inc.                                      02-40881 (CB)
Covanta Energy Construction, Inc.                                  02-40870 (CB)
Covanta Energy Corporation                                         02-40841 (CB)
Covanta Energy Group, Inc.                                         03-13707 (CB)
Covanta Energy International, Inc.                                 03-13706 (CB)
Covanta Energy Resource Corp.                                      02-40915 (CB)
Covanta Energy Services, Inc.                                      02-40899 (CB)
Covanta Energy West, Inc.                                          02-40871 (CB)
Covanta Engineering Services, Inc.                                 02-40898 (CB)
Covanta Fairfax, Inc.                                              02-40931 (CB)
Covanta Geothermal Operations Holdings, Inc.                       02-40873 (CB)
Covanta Geothermal Operations, Inc.                                02-40872 (CB)
Covanta Heber Field Energy, Inc.                                   02-40893 (CB)
Covanta Hennepin Energy Resource Co., L.P.                         02-40906 (CB)
Covanta Hillsborough, Inc.                                         02-40932 (CB)
Covanta Honolulu Resource Recovery Venture                         02-40905 (CB)
Covanta Huntington Limited Partnership                             02-40916 (CB)
Covanta Huntington Resource Recovery One Corp.                     02-40919 (CB)
Covanta Huntington Resource Recovery Seven Corp.                   02-40920 (CB)
Covanta Huntsville, Inc.                                           02-40933 (CB)
Covanta Hydro Energy, Inc.                                         02-40894 (CB)
Covanta Hydro Operations West, Inc.                                02-40875 (CB)
Covanta Hydro Operations, Inc.                                     02-40874 (CB)
Covanta Imperial Power Services, Inc.                              02-40876 (CB)
Covanta Indianapolis, Inc.                                         02-40934 (CB)
Covanta Kent, Inc.                                                 02-40935 (CB)
Covanta Lancaster, Inc.                                            02-40937 (CB)
Covanta Lee, Inc.                                                  02-40938 (CB)
Covanta Long Island, Inc.                                          02-40917 (CB)
Covanta Marion Land Corp.                                          02-40940 (CB)
Covanta Marion, Inc.                                               02-40939 (CB)
Covanta Mid-Conn, Inc.                                             02-40911 (CB)
Covanta Montgomery, Inc.                                           02-40941 (CB)
Covanta New Martinsville Hydro-Operations Corp.                    02-40877 (CB)
Covanta Oahu Waste Energy Recovery, Inc.                           02-40912 (CB)
Covanta Onondaga Five Corp.                                        02-40926 (CB)
Covanta Onondaga Four Corp.                                        02-40925 (CB)
Covanta Onondaga Limited Partnership                               02-40921 (CB)
Covanta Onondaga Operations, Inc.                                  02-40927 (CB)
Covanta Onondaga Three Corp.                                       02-40924 (CB)
Covanta Onondaga Two Corp.                                         02-40923 (CB)
Covanta Onondaga, Inc.                                             02-40922 (CB)
Covanta Operations of Union, LLC                                   02-40909 (CB)
Covanta OPW Associates, Inc.                                       02-40908 (CB)
Covanta OPWH, Inc.                                                 02-40907 (CB)
Covanta Pasco, Inc.                                                02-40943 (CB)
Covanta Plant Services of New Jersey, Inc.                         02-40900 (CB)
Covanta Power Development of Bolivia, Inc.                         02-40856 (CB)
Covanta Power Development, Inc.                                    02-40855 (CB)
Covanta Power Equity Corp.                                         02-40895 (CB)
Covanta Power International Holdings, Inc.                         03-13708 (CB)
Covanta Projects, Inc.                                             03-13709 (CB)
Covanta Projects of Hawaii, Inc.                                   02-40913 (CB)
Covanta Projects of Wallingford, L.P.                              02-40903 (CB)
Covanta RRS Holdings, Inc.                                         02-40910 (CB)
Covanta Secure Services, Inc.                                      02-40901 (CB)
Covanta SIGC Geothermal Operations, Inc.                           02-40883 (CB)
Covanta Stanislaus, Inc.                                           02-40944 (CB)
Covanta Systems, Inc.                                              02-40948 (CB)
Covanta Union, Inc.                                                02-40946 (CB)
Covanta Wallingford Associates, Inc.                               02-40914 (CB)
Covanta Waste to Energy of Italy, Inc.                             02-40902 (CB)
Covanta Waste to Energy, Inc.                                      02-40949 (CB)
Covanta Water Holdings, Inc.                                       02-40866 (CB)
Covanta Water Systems, Inc.                                        02-40867 (CB)
Covanta Water Treatment Services, Inc.                             02-40868 (CB)
DSS Environmental, Inc.                                            02-40869 (CB)
ERC Energy II, Inc.                                                02-40890 (CB)
ERC Energy, Inc.                                                   02-40891 (CB)
Heber Field Energy II, Inc.                                        02-40892 (CB)
Heber Loan Partners                                                02-40889 (CB)
OPI Quezon, Inc.                                                   02-40860 (CB)
Three Mountain Operations, Inc.                                    02-40879 (CB)
Three Mountain Power, LLC                                          02-40880 (CB)